UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2004

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 28, 2004, Quidel Corporation (the “Company”) appointed Thomas J. Foley, Ph.D., as its new Chief Technology Officer based on the terms and conditions of the employment offer letter attached as Exhibit 10.1 hereto (the “Employment Offer Letter”).  In addition, the Company entered into a change in control agreement with Dr. Foley, effective November 8, 2004 (the “Agreement Re: Change in Control”) which is attached hereto as Exhibit 10.2.

Under the Employment Offer Letter, Dr. Foley is an “at-will” employee, which means that either Dr. Foley or the Company may terminate his employment at any time.  The Employment Offer Letter sets forth the terms and conditions of Dr. Foley’s employment with the Company and provides for, among other matters: (i) a minimum base salary of $250,000 per annum; (ii) an annual bonus in accordance with the Company’s bonus plan with a target bonus of 35% of Dr. Foley’s base salary; (iii) a signing bonus of $50,000 (the “Signing Bonus”) payable within the first week of commencement of his employment (subject to certain prorated repayment obligations in the event Dr. Foley voluntarily terminates his employment within one year of commencing work); and (iv) an option to purchase up to 150,000 shares of the Company’s common stock (the “Option Award”) at an exercise price equal to the closing price of the Company’s common stock on his start date (the “Grant Date”) with vesting of such option at 25% on the first anniversary of the Grant Date with the remaining 75% vesting quarterly over the next three years.  The Option Award shall be issued under, and governed by the terms and conditions of, the Company’s Amended and Restated 2001 Equity Incentive Plan.

Under the Agreement Re: Change in Control, Dr. Foley is provided certain severance benefits in the event of termination of Dr. Foley’s employment in connection with a change in control of the Company. The severance benefits are payable to Dr. Foley if his employment with the Company is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or his death or disability.  The severance benefits under the Agreement Re: Change in Control generally consist of a lump sum cash payment equal to two (2) times the sum of (i) Dr. Foley’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to Dr. Foley during the two (2) year period immediately before the date of termination (excluding the Signing Bonus). In addition, the Agreement Re: Change in Control provides for: payment of $25,000 to help pay defray the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under the Company’s group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent Dr. Foley obtains concurrent coverage through another program in which case the Company’s coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all of Dr. Foley’s unvested stock options and immediate and automatic lapse of any and all restrictions on any of Dr. Foley’s restricted stock.

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)            On November 1, 2004, the Company filed a press release announcing the appointment of Thomas J. Foley, Ph.D., as the Company’s Chief Technology Officer, effective November 8, 2004.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Dr. Foley is 64 and has more than 30 years experience in the clinical diagnostics industry.  Prior to joining Quidel and since March of 1998, Dr. Foley served as Senior Vice President of Research and Development at LifePoint, Inc., a medical diagnostics company, where he was responsible for immunochemistry and engineering groups with additional responsibility for management of regulatory and quality systems functions and presentation of technology and product opportunities to investors.  From 1994 to 1997, Dr. Foley held senior research and development positions for clinical diagnostic programs at HiChem/Elan Diagnostics, a clinical diagnostic reagent company, where he last served as Executive Vice President of Business and Product Development with responsibility for managing the R&D group, and developing strategic and business plans for business, technology and product acquisitions.  From 1987 to 1994, Dr. Foley served as Vice President of Research and Development at Hycor Biomedical, a clinical reagent diagnostic company.  From 1984 to 1987, Dr. Foley served as Vice President of Research and Development at Gilford Instruments , a clinical diagnostic reagent division of Corning, where he was responsible for a 90-person R&D team, and from 1982 to 1984, he served as Vice President of Research and Development at Worthington Diagnostics Systems, a clinical diagnostic systems company, where he was responsible for a 50-person R&D team.  Dr. Foley also served as Product Development Manager at Beckman Instruments, a clinical diagnostic systems company, and at Hycel, Inc., a clinical systems company, from 1979 to 1982 and from 1977 to 1979, respectively.  Dr. Foley began his career in product development in 1973 with SmithKline Instruments, a clinical diagnostic division of SmithKline & French.

Dr. Foley is a graduate of Trinity College in Dublin, Ireland where received a Bachelor of Science degree and a Ph.D. in Biochemistry.  His professional memberships include The American Association of Clinical Chemistry, American Association for the Advancement of Science, The New York Academy of Sciences, American Chemical Society and American Society of Microbiology.

The general terms and conditions of Dr. Foley’s employment with the Company are set forth in the Employment Offer Letter discussed above in Item 1.01 of this current report on Form 8-K.  In addition and in connection with Dr. Foley’s appointment as the Company’s Chief Technology Officer, the Company entered into the Agreement Re: Change in Control with Dr. Foley also discussed above in Item 1.01.  The Employment Offer Letter and the Agreement Re: Change in Control are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Employment Offer Letter, dated October 26, 2004, between Quidel Corporation and Thomas J. Foley, Ph.D.

10.2	Agreement Re: Change in Control, effective November 8, 2004, between Quidel Corporation and Thomas J. Foley, Ph.D.

99.1	Press release, dated November 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2004
QUIDEL CORPORATION

By:	/s/ Paul E. Landers
Name:	Paul E. Landers
Its:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Offer Letter, dated October 26, 2004, between Quidel Corporation and Thomas J. Foley, Ph.D.

10.2	Agreement Re: Change in Control, effective November 8, 2004, between Quidel Corporation and Thomas J. Foley, Ph.D.

99.1	Press release, dated November 1, 2004.